Exhibit 5



STEPP LAW GROUP

March 11, 2002


     To: Solara Ventures, Inc.

     Attn: The Board of Directors

     Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Solara Ventures, Inc., a Delaware corporation (the "Company"), and in such capacity, we have examined the form of Registration Statement on Form SB-2 ("Registration Statement") to be filed with the Securities and Exchange Commission ("Commission") by the Company in connection with the registration pursuant to the Securities Act of 1933, as amended ("Act"), of 4,900,001 shares of $.001 par value common stock acquired by selling security holders from the Company in certain private placement transactions (the "Shares").

In rendering the following opinion, we have assumed (i) the genuineness of all signatures; (ii) the authenticity, accuracy and completeness of the documents submitted to us as originals; and (iii) conformity with the original documents of all documents submitted to us as copies. We have not undertaken, and shall not undertake, any independent investigation beyond such documents, or to verify the adequacy or accuracy of such documents.

Based upon the foregoing, and relying solely thereon, it is our opinion that the Shares are duly authorized, validly issued and non-assessable. We express no opinion as to compliance with the securities laws or other laws in any foreign jurisdiction in which the Shares may be offered and sold and the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."

Other than as provided herein, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) relates only to matters of United States federal securities law, and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v)






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Solara Ventures, Inc.
The Board of Directors
March 11, 2002
Page 2


may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

This opinion is as of the date of this letter.


Sincerely,

STEPP LAW GROUP



By: Thomas E. Stepp, Jr.